UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2008
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
On July 29, 2008, Lam Research Corporation (the “Company”) issued a press release and held a conference call announcing its earnings for the fiscal quarter ended June 29, 2008. Following the conference call, investors expressed interest in the Company’s backlog. The Company had planned to disclose backlog in its Annual Report on Form 10-K for the fiscal year ended June 29, 2008 to be filed this quarter.
The Company’s unshipped orders backlog includes orders for systems, spares, and services where written customer requests have been accepted and the delivery of products or provision of services is anticipated within the next 12 months. The Company’s policy is to revise its backlog for order cancellations and to make adjustments to reflect, among other things, spares volume estimates and customer delivery date changes. In general, the Company schedules production of its systems based upon purchase orders in backlog and its customers’ delivery requirements. Included in the Company’s systems backlog are orders for which written requests have been accepted, prices and product specifications have been agreed upon, and shipment of systems is expected within one year. The spares and services backlog includes customer orders for products that have not yet shipped and for services that have not yet been provided. Where specific spare parts and customer service purchase contracts do not contain discrete delivery dates, the Company uses volume estimates at the contract price and over the contract period, not exceeding 12 months, in calculating backlog amounts. Generally, orders for the Company’s products and services are subject to cancellation by its customers with limited penalties. Because some orders are received for shipments in the same quarter and due to possible customer changes in delivery dates and cancellations of orders, the Company’s backlog at any particular date is not necessarily indicative of business volumes nor actual revenue levels for succeeding periods. The Company’s backlog as of June 29, 2008 approximated $400 million.
The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in the Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 30, 2008

LAM RESEARCH CORPORATION
By:	/s/ Steve Lanza
Steve Lanza
Vice President, Corporate Controller